Exhibit 3: Operating Results by Business Unit and Country in Ch$ millions
	(First Quarter)

	Year to Date 2002							Year to Date 2003

	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable
Volume
Tons	6.923	9.335		126	3.631	(3.081)	16.934	5.887	7.487		182	4.311	(4.848)	13.019
Kms.			658				658			1.614				1.614

Ch$ million
Revenues	11.324	19.130	99	196	6.812	(3.478)	34.083	10.400	16.816	74	418	8.658	(6.810)	29.556
COGS	(10.581)	(16.985)	(307)	(189)	(5.834)	3.393	(30.503)	(10.019)	(15.358)	(247)	(332)	(7.815)	6.653	(27.118)
Gross Income	743	2.145	-208	7	978	-85	3.580	381	1.458	-173	86	843	-157	2.438
Gross Margin	6,6%	11,2%	-210,1%	3,6%	14,4%		10,5%	3,7%	8,7%	-233,8%	20,6%	9,7%		8,2%
SG&A	(796)	(1.238)	(262)	(191)	(491)	(222)	(3.200)	(722)	(881)	(235)	(95)	(514)	(338)	(2.785)
Operating Income	(53)	907	(470)	(184)	487	(307)	380	(341)	577	(408)	(9)	329	(495)	(347)
Operating Margin	-0,5%	4,7%	-474,7%	-93,9%	7,1%		1,1%	-3,3%	3,4%	-551,4%	-2,2%	3,8%		-1,2%
EBITDA	316	1.883	(391)	(184)	752	(307)	2.069	69	1.607	(257)	(9)	621	(501)	1.530
Headcount	355	891	550	166	240	17	2.219	355	891	550	166	240	17	2.219

	Chile	Argentina	Coin			Interco	Brass Mills	Chile	Argentina	Coin			Interco	Brass Mills
Volume (tons)	6.147	453	954			(29)	7.525	6.716	373	955			(294)	7.750

Ch$ million
Revenues	11.382	702	2.432			(165)	14.351	12.856	811	2.216			(960)	14.923
COGS	(9.714)	(676)	(2.433)			181	(12.642)	(10.881)	(705)	(1.957)			925	(12.618)
Gross Income	1.668	26	-1			16	1.709	1.975	106	259			-35	2.305
Gross Margin	14,7%	3,7%	0,0%				11,9%	15,4%	13,1%	11,7%				15,4%
SG&A	(764)	(119)	(202)			(103)	(1.188)	(750)	(152)	(174)			(108)	(1.184)
Operating Income	904	(93)	(203)			(87)	521	1.225	(46)	85			(143)	1.121
Operating Margin	7,9%	-13,2%	-8,3%				3,6%	9,5%	-5,7%	3,8%				7,5%
EBITDA	1.392	(93)	(91)			(90)	1.118	1.735	(43)	188			(179)	1.701
Headcount	510	172	223			17	922	510	172	223			17	922

	Chile	Argentina				Interco	Flexible Packaging	Chile	Argentina				Interco	Flexible Packaging
Volume (tons)	2.683	637				0	3.320	2.485	915				0	3.400

Ch$ million
Revenues	7.728	1.767				0	9.495	7.310	2.905				0	10.215
COGS	(6.803)	(1.739)				0	(8.542)	(6.380)	(2.551)				(1)	(8.932)
Gross Income	925	28					953	930	354					1.283
Gross Margin	12,0%	1,6%					10,0%	12,7%	12,2%					12,6%
SG&A	(472)	(120)				(66)	(658)	(459)	(181)				(119)	(759)
Operating Income	453	(92)				(66)	295	471	173				(119)	524
Operating Margin	5,9%	-5,2%					3,1%	6,4%	6,0%					5,1%
EBITDA	813	180				(65)	928	765	457				(118)	1.104
Headcount	486	164				0	650	486	164				0	650

							Aluminum							Aluminum
Volume (tons)							2.590							2.463

Ch$ million
Revenues							7.824							7.289
COGS							(5.972)							(5.534)
Gross Income							1.852							1.755
Gross Margin							23,7%							24,1%
SG&A							(834)							(890)
Operating Income							1.018							865
Operating Margin							13,0%							11,9%
EBITDA							1.190							1.015